               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






American Business Financial Services, Inc.



         We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated September 20, 1995, relating to the consolidated financial statements of American Business Financial Services, Inc. and subsidiaries. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.





                                                    /s/ Fishbein & Company, P.C.
                                                    ____________________________
                                                    FISHBEIN & COMPANY, P.C.




Elkins Park, Pennsylvania
December 26, 1996